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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 2002

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

G&K SERVICES, INC.
(Exact name of Registrant as specified in its charter)

MINNESOTA
(State or other jurisdiction of incorporation)

41-0449530
(IRS Employer Identification No.)

5995 OPUS PARKWAY, SUITE 500
MINNETONKA, MN 55343
(Address of principal executive offices)

1998 STOCK OPTION AND COMPENSATION PLAN
(Full title of Plan)

THOMAS R. MOBERLY
G&K SERVICES, INC.
5995 OPUS PARKWAY, SUITE 500
MINNETONKA, MN 55343
(Name and address of agent for service)

(952)-912-5500
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Neil I. Sell, Esq.
Alan M. Gilbert, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
Minneapolis, MN 55402-4140
(612)-672-8200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Amount of Aggregate Offering Price	Registration Fee

Class A Common Stock ($0.50 par value per share)	1,500,000	$33.415	$50,122,500	$4,611.27

(1)
Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on NASDAQ on November 13, 2002.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

  (a)
  The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-66419) and the documents incorporated by reference therein and made a part thereof, filed on October 30, 1998; and

  (b)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 2002;

  (c)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 28, 2002; and

  (d)
  The description of Common Stock included under the caption "Capital Stock to be Registered" in its Registration Statement on Form 8-A, dated October 24, 1969, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.    Indemnification of Officers and Directors.

        The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 8.    Exhibits.

5.	Opinion of Maslon Edelman Borman & Brand, a Limited Liability Partnership.
23(a).	Consent of Ernst & Young LLP.
23(b).	Consent of Maslon Edelman Borman & Brand, a Limited Liability Partnership (contained in Exhibit 5).
24.	Power of Attorney (contained on page 5).

Item 9.    Undertakings.

        The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on November 18, 2002.

G&K SERVICES, INC.

By:	/s/ THOMAS R. MOBERLY Thomas R. Moberly Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of G&K Services, Inc. hereby severally constitute Thomas R. Moberly, Jeffrey L. Wright and Neil I. Sell and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable G&K Services, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ RICHARD FINK Richard Fink	Chairman of the Board and Director	November 18, 2002
/s/ THOMAS R. MOBERLY Thomas R. Moberly	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2002
/s/ RICHARD MARCANTONIO Richard Marcantonio	President	November 18, 2002
/s/ JEFFREY L. WRIGHT Jeffrey L. Wright	Chief Financial Officer and Secretary (Principal Financial Officer)	November 18, 2002
/s/ MICHAEL F. WOODARD Michael F. Woodard	Controller (Principal Accounting Officer)	November 18, 2002

/s/ MICHAEL G. ALLEN Michael G. Allen	Director	November 18, 2002
/s/ PAUL BASZUCKI Paul Baszucki	Director	November 18, 2002
/s/ WAYNE M. FORTUN Wayne M. Fortun	Director	November 18, 2002
/s/ WILLIAM HOPE William Hope	Director	November 18, 2002
/s/ DONALD W. GOLDFUS Donald W. Goldfus	Director	November 18, 2002
/s/ M. LENNY PIPPIN M. Lenny Pippin	Director	November 18, 2002
/s/ D. R. VERDOORN D. R. Verdoorn	Director	November 18, 2002

EXHIBITS

Exhibit Number	Description of Exhibit
5.	Opinion of Maslon Edelman Borman & Brand, LLP
23(a).	Consent of Ernst & Young LLP
23(b)	Consent of Maslon Edelman Borman & Brand, a Professional Limited Liability Partnership. (contained in Exhibit 5).
24.	Power of Attorney (contained on page 5).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 6. Indemnification of Officers and Directors.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBITS